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  CUSIP NO. 859547-10-1                 13D                            Page 11
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                                   EXHIBIT 1


     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.



Date:  July 27, 1995                    /s/ Sam Wyly
                                        -------------------------------------
                                        Sam Wyly


                                        /s/ Charles J. Wyly, Jr.
                                        -------------------------------------
                                        Charles J. Wyly, Jr.


                                        MAVERICK ENTREPRENEURS FUND, LTD.
                                        (formerly
                                        FIRST DALLAS LIMITED)


                                        By: /s/ Sam Wyly
                                           ----------------------------------
                                             Sam Wyly,
                                             General Partner


                                        By: /s/ Charles J. Wyly, Jr.
                                           ----------------------------------
                                             Charles J. Wyly, Jr.,
                                             General Partner